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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-59001) of Transocean Offshore Inc. of our report dated August 6, 1999 relating to the financial statements of Sedco Forex Holdings Limited, which appears in Transocean Offshore Inc.'s Form 8-K dated October 27, 1999. We also consent to the references to us under the headings "Experts" in this Amendment and "Sedco Forex Selected Historical Combined Financial Data" incorporated by reference in this Amendment.

/s/ PricewaterhouseCoopers LLP
New York, NY
November 2, 1999